Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

1)Registration Statement (Form S-8 No. 333-292176) pertaining to the Medline Inc. 2025 Omnibus Incentive Plan and Medline Inc. 2025 Employee Stock Purchase Plan;

of our reports dated February 25, 2026, with respect to the consolidated financial statements of Medline Inc. included in this Annual Report (Form 10-K) of Medline Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Chicago, Illinois
February 25, 2026